                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 1, 2002
                                                         ---------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                    1-4174                 73-0569878
         --------                ---------------       -------------------
       (State or other             (Commission          (I.R.S. Employer
       jurisdiction of            File Number)         Identification No.)
       incorporation)



   One Williams Center, Tulsa, Oklahoma                          74172
  ----------------------------------------                     ----------
  (Address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 9. Regulation FD Disclosure.

         Williams Production RMT Company (formerly Barrett Resources Corporation, "WPRMTC") entered into a $900,000,000 Credit Agreement dated as of July 31, 2002 (the "closing date") with certain lenders and Lehman Commercial Paper Inc., as Administrative Agent.

         In connection with the entering into of this loan, WPRMTC provided the lenders with certain information including the following.

         At July 1, 2002, WPRMTC had estimated proved reserves of 1.9 trillion cubic feet equivalent. Based on a July 1, 2002 internal reserve report, 2003 production for WPRMTC is estimated to be 169.5 billion cubic feet equivalent. This internal reserves report showed a present value discounted at 10 percent, not including probable reserves, of $2,215,000,000 using forward market prices as of July 15, 2002.

         Unaudited financial information of WPRMTC at June 30, 2002 showed total assets, including goodwill, of $3,822,566,000, total liabilities of $1,158,248,000, and total stockholder's equity of $2,664,318,000.

         Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE WILLIAMS COMPANIES, INC.


Date: August 6, 2002                              /s/ Suzanne H. Costin
                                         ---------------------------------------
                                         Name:    Suzanne H. Costin
                                         Title:   Corporate Secretary